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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)   AUGUST 27, 1999
                                                         -----------------------


                               PHARMACYCLICS, INC.
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               (Exact name of registrant as specified in charter)


        DELAWARE                        0-27066                94-3148201
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(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                 File Number)          Identification No.)


995 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA                     94086
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code       (408) 774-0330
                                                   -----------------------------


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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events.

        On August 27, 1999, Pharmacyclics, Inc. (the "Company") and Celanese, Ltd. ("Celanese") entered into an agreement to terminate their manufacturing development and supply agreement.

        In September 1996, the Company entered into an agreement with Hoechst Celanese Corporation ("Hoechst Celanese"), a manufacturer of chemicals and pharmaceutical intermediates, to optimize and scale up a manufacturing process for and supply of the Company's texaphyrin-based products (the "Manufacturing Agreement"). In October 1997, Hoechst Celanese assigned the agreement to Celanese, Ltd. in connection with Hoechst Celanese's corporate restructuring. The Manufacturing Agreement granted Celanese exclusive worldwide manufacturing rights and required Celanese to supply all of the Company's texaphyrin-based products for late-stage clinical and commercial use.

        As a result of the change in its business focus, Celanese requested that the Company pursue alternative supply sources. Pursuant to the Termination Agreement, dated as of August 27, 1999, between the Company and Celanese (the "Termination Agreement"), Celanese assigned to the Company all right, title and interest in and to the manufacturing technology and intellectual property for the Company's texaphyrin-based products and agreed to make a cash payment of $750,000 to the Company. The Termination Agreement also relieved the Company of all obligations to pay Celanese for shared development costs incurred prior to termination of the Manufacturing Agreement. As of June 30, 1999, the Company had accrued approximately $2.8 million associated with such costs.

        During discussions with Celanese that resulted in the Termination Agreement, the Company entered into agreements with three new manufacturers to evaluate their ability to supply the Company with the components of the texaphyrin-based products. These manufacturers are currently in the process of producing initial supplies, which include commercial quantities, of such products for delivery to the Company during fiscal year 2000. The Company has sufficient quantities of texaphyrin-based products to supply its current clinical trial plans.

        A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements.

        Registrant has determined that no financial information is required to be filed pursuant to this item.

        (b)    Pro Forma Financial Information.

        Registrant has determined that no pro forma financial information is required to be filed pursuant to this item.

        (c)    Exhibits.

        Exhibit No.   Description.

        10.1 Termination Agreement, dated as of August 27, 1999, by and between Registrant and Celanese, Ltd.


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PHARMACYCLICS, INC.

                                  (Registrant)

DATE:  September 3, 1999         By: /s/ Leiv Lea
                                   ----------------------------------------
                                  Name:  Leiv Lea
                                  Title: Vice President, Finance and
                                         Administration and Chief Financial
                                         Officer


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                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER            DOCUMENT DESCRIPTION

   10.1 Termination Agreement, dated as of August 27, 1999, by and between Registrant and Celanese, Ltd.